Exhibit 99.1

Surrozen Provides Fourth Quarter and Full Year 2022 Financial Results and Update on Clinical Pipeline and Corporate Progress

Enrolled first patient in SZN-043 Ph 1a clinical trial in chronic liver disease with data expected by the end of 2023

Expect to begin SZN-043 Ph1b clinical trial in severe alcoholic hepatitis in 2024 with proof-of-concept data expected in the second half of 2024

Expect to reinitiate SZN-1326 Ph1a clinical trial in healthy volunteers by mid-2023 with data expected by the end of 2023

Anticipate potential proof-of-concept data for SZN-1326 in ulcerative colitis in the second half of 2024

Expect to nominate a fourth product candidate by the end of 2023

Corporate prioritization and restructuring result in cash runway into the second half of 2024

SOUTH SAN FRANCISCO, Calif., March 22, 2023 (GLOBE NEWSWIRE) -- Surrozen, Inc. (“Surrozen” or the “Company”) (Nasdaq: SRZN), a company pioneering targeted therapeutics that selectively activate the Wnt pathway for tissue repair and regeneration, today provided an update on its research and development pipeline program timelines and an overview of recent corporate priorities and initiatives. The company’s prioritization activities are focused on maximizing shareholder value by 1) aligning resources on R&D investments for the two lead clinical development programs with a focus on obtaining proof of concept data, 2) prioritizing investment in the most advanced discovery/preclinical programs and 3) reducing operating expenses with the goal of maintaining a strong balance sheet.

“We made significant progress during 2022 in our research and development pipeline by advancing SZN-043 and SZN-1326 into clinical development, nominating SZN-413 as a lead candidate and licensing SZN-413 to Boehringer Ingelheim, in our first strategic transaction,” said Craig Parker, President and Chief Executive Officer of Surrozen. “We look forward to a productive 2023 with a focus on progressing the clinical development program for SZN-043, ultimately into our target indication of severe alcoholic hepatitis, re-initiating a clinical trial for SZN-1326 in healthy volunteers, continuing efforts with our partner, Boehringer Ingelheim, to determine the lead candidate in retinopathies and continuing prioritization of our key research and discovery programs with a focus on delivering innovative, targeted and high-value medicines.“

Research and Development Pipeline Updates

SZN-043

Surrozen is developing SZN-043 for severe liver disease with an initial focus in severe alcoholic hepatitis.

Clinical Development Timelines/Milestones:

•
Completed enrollment of the second cohort of the Phase 1a clinical trial in healthy volunteers

•
Enrolled first patient in the SZN-043 Phase 1a clinical trial in chronic liver disease, and expect data by the end of 2023
•
Initiate Phase 1b clinical trial in severe alcoholic hepatitis in 2024 with potential availability of proof-of-concept data in the second half of 2024

SZN-1326

Surrozen is initially developing SZN-1326 for moderate to severe ulcerative colitis.

•
Expect to re-initiate a Phase 1a clinical trial for SZN-1326 in healthy volunteers by mid-2023 with a lower dose based on the Minimum Anticipated Biological Effect Level (MABEL) following the evaluation of the clinical data and further preclinical work
•
Expect Phase 1a data in healthy volunteers by the end of 2023
•
Anticipate potential proof-of-concept data in ulcerative colitis (Phase 1b) in the second half of 2024

Research/Discovery Pipeline

•
Prioritized programs in lacrimal gland and cornea
•
Expect to nominate a fourth development candidate by end of 2023 and/or potentially entering into a strategic partnership

Corporate Updates

Results of Recent Corporate Prioritization Activities

Surrozen is focused on maintaining a strong balance sheet and prioritizing investments. Following the corporate prioritization and restructuring activities the company has an expected cash runway into the second half of 2024 which allows investment in key clinical and discovery programs. The company anticipates a reduction in operating expenses, excluding non-cash and non-recurring charges of approximately 15% in 2023 compared to 2022. Cash, cash equivalents and marketable securities were approximately $75.8 million as of December 31, 2022.

Corporate Partnerships

Surrozen executed a partnership with Boehringer Ingelheim in the fourth quarter of 2022 to develop a Wnt agonist, SZN-413, for the treatment of people with retinal diseases. The company anticipates the potential to identify the lead Fzd-4-targeted Wnt agonist candidate by the end of 2023 which would trigger a $10 million milestone payment.

Intellectual Property

Surrozen has filed or licensed over 20 patent families related to key discoveries involving the WNT pathway and its modulation. Surrozen recently received notices of allowance from the United States Patent and Trademark Office (USPTO) for two patent families assigned to Surrozen related to the SZN-1326 program.

Securities Purchase Agreement with Consonance Entities

In the fourth quarter of 2022, Surrozen entered into a securities purchase agreement with entities affiliated with Consonance Capital Management LP (collectively Consonance). The Company repurchased 5,382,499 shares of common stock and 1,310,496 warrants from Consonance for a purchase price of approximately $2.7 million. The shares of common stock were returned to authorized and unissued status and the warrants were cancelled. Following the repurchase, Consonance no longer holds any shares of Surrozen common stock or warrants to purchase Surrozen common stock.

Sales Agreement Under an “At-The-Market" (ATM) Program with Guggenheim Securities, LLC

In the fourth quarter of 2022, Surrozen entered into a sales agreement relating to the sale of shares of the company’s common stock. In accordance with the terms of the sales agreement, the Company may offer and sell common stock from time to time under an “at-the-market-program" with Guggenheim Securities, LLC acting as its sales agent.

Financial Results for the Fourth Quarter and Full Year Ended December 31, 2022

Cash Position: Cash, cash equivalents and marketable securities were $75.8 million as of December 31, 2022, compared to $123.5 million as of December 31, 2021.

Collaboration and License Revenue: Collaboration and license revenue for the fourth quarter and year ended December 31, 2022, was $12.5 million, as compared to zero for the same periods in 2021. The increase was related to the non-refundable upfront payment pertaining to the Collaboration and License Agreement executed in October 2022.

Research and Development Expenses: Research and development expenses for the fourth quarter and full year ended December 31, 2022, were $9.4 million and $37.0 million, respectively, as compared to $10.9 million and $40.2 million for the same periods in 2021. The decreases were primarily due to the completion of manufacturing drug substance for SZN-1326 and SZN-043 in 2021. Research and development expenses include non-cash stock-based compensation expenses of $0.6 million and $1.6 million for the fourth quarter and year ended December 31, 2022, respectively as compared to $0.2 million and $0.7 million for the same periods in 2021.

General and Administrative Expenses: General and administrative expenses for the fourth quarter and full year ended December 31, 2022, were $5.2 million and $19.8 million, respectively, as compared to $4.1 million and $14.2 million for the same periods in 2021. The increases were primarily related to employee-related expenses, including stock-based compensation expenses, insurance costs and professional service fees, supporting the growth in operations and costs associated with being a public company. General and administrative expenses include non-cash stock-based compensation expenses of $1.0 million and $2.9 million for the fourth quarter and year ended December 31, 2022, respectively, as compared to $0.5 million and $1.6 million for the same periods in 2021.

Interest Income: Interest income for the fourth quarter and year ended December 31, 2022, were $0.5 million and $0.8 million, respectively, as compared to $42,000 and $0.1 million for the same periods in 2021. The increases were primarily related to the increase in interest rates on money market funds and marketable securities.

Other Income (Expense), Net: Other income (expense), net for the fourth quarter and year ended December 31, 2022, were a net other income of $0.9 million and $7.6 million, respectively, as compared to a net other expense of $1,000 and $0.3 million for the same periods in 2021. The variances were primarily related to the gain on the remeasurement of warrant liabilities and transaction costs incurred in connection with the business combination consummated in August 2021.

Net Loss: Net loss for the fourth quarter and year ended December 31, 2022, were $0.8 million and $36.0 million, respectively, as compared to $15.0 million and $54.6 million for the same periods in 2021.

Conference Call Details

Surrozen will host an investor conference call and live audio webcast today at 4:30 PM ET to provide a corporate and pipeline update.

Interested parties may register for the investor conference call in advance via the Investors section of the Surrozen website (Click HERE). To ensure a timely connection it is recommended that participants register at least 15 minutes prior to the scheduled webcast.

A replay of the webcast will be available via the Investors section of the Surrozen website (Click HERE).

About SZN-1326 for Ulcerative Colitis
SZN-1326 is the first development candidate designed using Surrozen’s SWAP™ technology and targets the Wnt-signaling pathway in the intestinal epithelium. Surrozen is initially developing SZN-1326 for moderate to severe ulcerative colitis. Dosing of healthy volunteers in a Phase 1a clinical trial began in May 2022 and was voluntarily paused in the fourth quarter of 2022 to further understand the observed transaminase elevations. Surrozen expects to re-initiate the Phase 1a clinical trial in healthy volunteers by the middle of 2023. The clinical trial will use a lower dose following evaluation of clinical and preclinical data and the determination to use the minimum anticipated biologically effective level (MABEL). Surrozen expects to initiate a Phase 1b clinical trial in ulcerative colitis patients in 2024 and anticipates proof of concept data will potentially be available in the second half of 2024. Surrozen published in Cellular and Molecular Gastroenterology in 2022, findings demonstrating that SZN-1326 showed the most rapid and robust repair of the injured colon epithelium of evaluated molecules, without affecting normal epithelium and without causing hyperplasia.

About SZN-043 for Severe Alcoholic Hepatitis
SZN-043 is the first development candidate using Surrozen’s SWEETS™ technology. Surrozen is developing SZN-043 for severe liver diseases, initially focusing on severe alcoholic hepatitis. The dosing of healthy volunteers in a Phase 1a clinical trial began in June 2022. Following the completion of the second cohort of the Phase 1a clinical trial, the company began enrollment in patients with chronic liver disease with the first patient enrolled in the first quarter of 2023. Surrozen expects to initiate a Phase

1b clinical trial in severe alcoholic patients in 2024 and anticipates proof of concept data will potentially be available in the second half of 2024.

About SZN-413 for Retinal Diseases

SZN-413 is a bi-specific antibody targeting Fzd4-mediated Wnt signaling designed using Surrozen’s SWAP™ technology. It is currently being developed for the treatment of retinal vascular-associated diseases. Data generated by Surrozen with SZN-413 in preclinical models of retinopathy demonstrated that SZN-413 could potently stimulate Wnt signaling in the eye, induce normal retinal vessel regrowth, suppress pathological vessel growth and reduce vascular leakage. This novel approach could thus potentially allow for regeneration of healthy eye tissue, not only halting retinopathy, but possibly allowing for a full reversal of the patient’s disease.

In the fourth quarter of 2022, Surrozen entered into a strategic partnership with Boehringer Ingelheim for the research and development of SZN-413 for the treatment of retinal diseases. Under the terms of the agreement, Boehringer Ingelheim received an exclusive, worldwide license to develop SZN-413 and other Fzd4-specific Wnt-modulating molecules for all purposes, including as a treatment for retinal diseases, in exchange for an upfront payment to Surrozen of $12.5 million. Surrozen will also be eligible to receive up to $586.5 million in success-based development, regulatory, and commercial milestone payments, in addition to mid-single digit to low-double digit royalties on sales. After an initial period of joint research, Boehringer Ingelheim will assume all development and commercial responsibilities.

About Wnt Signaling
Wnt signaling plays key roles in the control of development, homeostasis, and regeneration of many essential organs and tissues, including liver, intestine, lung, kidney, retina, central nervous system, cochlea, bone, and others. Modulation of Wnt signaling pathways has potential for treatment of degenerative diseases and tissue injuries. Surrozen’s platform and proprietary technologies have the potential to overcome the limitations in pursuing the Wnt pathway as a therapeutic strategy.

About Surrozen

Surrozen is a clinical stage biotechnology company discovering and developing drug candidates to selectively modulate the Wnt pathway. Surrozen is developing tissue-specific antibodies designed to engage the body’s existing biological repair mechanisms with a current focus on inflammatory bowel, severe liver and eye diseases. For more information, please visit www.surrozen.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “will,” “plan,” “intend,” “potential,” “expect,” “could,” or the negative of these words and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Surrozen’s discovery, research and development activities, in particular its development plans for its product candidates SZN-1326, SZN-043, and SZN-413, including anticipated clinical development timelines and the availability of data, the potential for such product candidates to be used to treat human disease, the Company’s expectation that it will nominate a fourth product candidate by the end of 2023, the Company’s anticipated reduction in operating expenses in 2023 and expected cash runway into the second half of 2023. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Surrozen and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Surrozen. These forward-looking statements are subject to a number of risks and uncertainties, including the initiation, cost, timing, progress and results of research and development activities, preclinical or and clinical trials with respect to SZN-1326, SZN-043, SZN-413 and potential future drug candidates; the Company’s ability to fund clinical trials and development efforts, whether with existing funds or through additional fundraising; Surrozen’s ability to identify, develop and commercialize drug candidates; Surrozen’s ability to successfully complete preclinical and clinical studies for SZN-1326, SZN-043, SZN-413, or other future product candidates; the effects that arise from volatility in global economic, political, regulatory and market conditions; and all other factors discussed in Surrozen’s Annual Report on Form 10-K for the year ended December 31, 2021 and Surrozen's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 under the heading “Risk Factors,” and other documents Surrozen has filed, or will file, with the Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Surrozen presently does not know, or that Surrozen currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Surrozen’s expectations, plans, or forecasts of future events and views as of the date of this press release. Surrozen anticipates that subsequent events and developments will cause its assessments to change. However, while Surrozen may elect to update these forward-looking statements at some point in the future, Surrozen specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Surrozen’s assessments of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact:

Investorinfo@surrozen.com

SURROZEN, INC.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

	Year Ended December 31,
	2022	2021
Collaboration and license revenue	$12,500	$—
Operating expenses:
Research and development	37,013	40,177
General and administrative	19,826	14,214
Total operating expenses	56,839	54,391
Loss from operations	(44,339)	(54,391)
Interest income	781	72
Other income (expense), net	7,554	(329)
Net loss	$(36,004)	$(54,648)

Net loss per share attributable to common stockholders, basic and diluted	$(1.04)	$(2.21)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	34,722	24,689

SURROZEN, INC.

Consolidated Balance Sheets

(In thousands)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$24,690	$33,091
Accounts receivable	1,978	—
Short-term marketable securities	51,148	68,760
Prepaid expenses and other current assets	3,489	3,338
Total current assets	81,305	105,189

Property and equipment, net	3,630	4,794
Operating lease right-of-use assets	3,268	4,582
Long-term marketable securities	—	21,655
Restricted cash	405	405
Other assets	827	549
Total assets	$89,435	$137,174

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$658	$2,718
Accrued and other liabilities	6,848	8,662
Lease liabilities, current portion	2,226	2,193
Total current liabilities	9,732	13,573

Lease liabilities, noncurrent portion	3,376	5,600
Warrant liabilities	326	8,301
Total liabilities	13,434	27,474

Stockholders’ equity:
Preferred stock	—	—
Common stock	3	4
Additional paid-in-capital	254,892	252,464
Accumulated other comprehensive loss	(241)	(119)
Accumulated deficit	(178,653)	(142,649)
Total stockholders’ equity	76,001	109,700
Total liabilities and stockholders’ equity	$89,435	$137,174